Exhibit 10.7

2006 OMNIBUS EQUITY PLAN

SILVER STATE BANCORP

ARTICLE 1

PURPOSE AND EFFECTIVE DATE

1.1 Purpose. The purpose of this 2006 Omnibus Equity Plan of Silver State Bancorp is to promote the long-term financial success of Silver State Bancorp, increasing stockholder value by providing employees and directors the opportunity to acquire an ownership interest in Silver State Bancorp and enabling Silver State Bancorp and its related entities to attract and retain the services of the employees and directors upon whom the successful conduct of Silver State Bancorp’s business depends.

1.2 Effective Date. This Plan shall be effective when it is adopted by Silver State Bancorp’s board of directors and thereafter approved by the affirmative vote of Silver State Bancorp stockholders in accordance with applicable rules and procedures, including those in Internal Revenue Code section 422 and Treasury Regulation section 1.422-3. Any award granted under this Plan before stockholder approval shall be null and void if stockholders do not approve the Plan within 12 months after the Plan’s adoption by Silver State Bancorp’s board of directors. Subject to Article 12, the Plan shall continue until the tenth anniversary of the date it is approved by Silver State Bancorp’s board of directors.

ARTICLE 2

DEFINITIONS

When used in this Plan, the following words, terms, and phrases have the meanings given in this Article 2 unless another meaning is expressly provided elsewhere in this document or is clearly required by the context. When applying these definitions and any other word, term, or phrase used in this Plan, the form of any word, term, or phrase shall include any and all of its other forms.

2.1 Award means a grant of (a) the right under Article 6 to purchase Silver State Bancorp common stock at a stated price for a specified period of time (an “Option”), which Option may be (x) an Incentive Stock Option that on the date of the Award is identified as an Incentive Stock Option, satisfies the conditions imposed under Internal Revenue Code section 422, and is not later modified in a manner inconsistent with Internal Revenue Code section 422 or (y) a Nonqualified Stock Option, meaning any Option that is not an Incentive Stock Option, or (b) Restricted Stock, meaning a share of Silver State Bancorp common stock granted to a Participant contingent upon satisfaction of conditions described in Article 7, or (c) Performance Shares, meaning shares of Silver State Bancorp common stock granted to a Participant contingent upon satisfaction of conditions described in Article 8, or (d) a Stock Appreciation Right or “SAR,” meaning an Award granted under Article 9 and consisting of the potential appreciation of the shares of Silver State Bancorp common stock underlying the Award.

2.2 Award Agreement means the written or electronic agreement between Silver State Bancorp and each Participant containing the terms and conditions of an Award and the manner in which it will or may be settled if earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan shall govern.

2.3 Covered Officer means those Employees whose compensation is or likely will be subject to limited deductibility under Internal Revenue Code section 162(m) as of the last day of any calendar year.

2.4 Director means a person who, on the date an Award is made to him or to her, is not an Employee but who is a member of Silver State Bancorp’s board of directors, a member of the board of directors of a Related Entity, or a member of the governing body of any unincorporated Related Entity. For purposes of applying this definition, a Director’s status will be determined as of the date an Award is made to him or to her.

2.5 Employee means any person who, on any applicable date, is a common law employee of Silver State Bancorp or a Related Entity. A worker who is not classified as a common law employee but who is subsequently reclassified as a common law employee of Silver State Bancorp for any reason and on any basis shall be treated as a common law employee solely from the date reclassification occurs. Reclassification shall not be applied retroactively for any purpose of this Plan.

2.6 Exercise Price means the amount, if any, a Participant must pay to exercise an Award.

2.7 Fair Market Value means the value of one share of Silver State Bancorp common stock, determined according to the following rules: (x) if Silver State Bancorp common stock is traded on an exchange or on an automated quotation system giving closing prices, the reported closing price on the relevant date if it is a trading day and otherwise on the next trading day, (y) if Silver State Bancorp common stock is traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day and otherwise on the next trading day, or (z) if neither clause (x) nor clause (y) applies, the fair market value as determined by the Plan Committee in good faith and, for Incentive Stock Options, consistent with the rules prescribed under Internal Revenue Code section 422.

2.8 Internal Revenue Code means the Internal Revenue Code of 1986, as amended or superseded after the date this Plan becomes effective under section 1.2, and any applicable rulings or regulations issued under the Internal Revenue Code of 1986.

2.9 Participant means an Employee or Director to whom an Award is granted, for as long as the Award remains outstanding.

2.10 Plan means this 2006 Omnibus Equity Plan of Silver State Bancorp, as amended from time to time.

2.11 Plan Committee means a committee of Silver State Bancorp’s board of directors consisting entirely of individuals (a) who are outside directors as defined in Treasury Regulation section 1.162-27(e)(3)(i), (b) who are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, (c) who do not receive remuneration from Silver State Bancorp or any Related Entity in any capacity other than as a director, except as permitted under Treasury Regulation section 1.162-27(e)(3), and (d) who are independent directors within the meaning of rules of The Nasdaq Stock Market, Inc. The Plan Committee shall consist of at least three individuals.

2.12 Related Entity means an entity that is or becomes related to Silver State Bancorp through common ownership, as determined under Internal Revenue Code section 414(b) or (c) but modified as permitted under Proposed Treasury Regulation section 1.409A-1(b)(5)(iii)(D) and any successor to those proposed regulations.

2.13 Silver State Bancorp means Silver State Bancorp, a Nevada corporation. Except for purposes of determining whether a Change in Control has occurred (according to Article 11), the term Silver State Bancorp also means any corporation or entity that is a successor to Silver State Bancorp or substantially all of its assets and that assumes the obligations of Silver State Bancorp under this Plan by operation of law or otherwise.

ARTICLE 3

PARTICIPATION

3.1 Awards to Employees. Consistent with the terms of the Plan and subject to Section 3.3, the Plan Committee alone shall decide which Employees will be granted Awards, shall specify the types of Awards granted to Employees, and shall determine the terms upon which Awards are granted and may be earned. The Plan Committee may establish different terms and conditions for each type of Award granted to an Employee, for each Employee receiving the same type of Award, and for the same Employee for each Award the Employee receives, regardless of whether the Awards are granted at the same or different times. The Plan Committee shall have exclusive authority to determine whether an Award qualifies or is intended to qualify for the exemption from the deduction limitations of Internal Revenue Code section 162(m) for performance-based compensation.

3.2 Awards to Directors. Consistent with the terms of the Plan and subject to Section 3.3, Silver State Bancorp’s board of directors alone may grant to Directors Nonqualified Stock Options under Section 6.1 and Restricted Stock under Section 7.1.

3.3 Conditions of Participation. By accepting an Award, each Employee and Director agrees (x) to be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Plan Committee, and (y) that the Plan Committee (or Silver State Bancorp’s board of directors, as appropriate) may amend the Plan and the Award Agreements without any additional consideration if necessary to avoid penalties arising under Internal Revenue Code section 409A, even if the amendment reduces, restricts, or eliminates rights that were granted under the Plan, the Award Agreement, or both before the amendment.

ARTICLE 4

ADMINISTRATION

4.1 Duties. The Plan Committee is responsible for administering the Plan and shall have all powers appropriate and necessary for that purpose. Consistent with the Plan’s objectives, Silver State Bancorp’s board of directors and the Plan Committee may adopt, amend, and rescind rules and regulations relating to the Plan to protect Silver State Bancorp’s and Related Entities’ interests. Consistent with the Plan’s objectives, Silver State Bancorp’s board of directors and the

Plan Committee shall have complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Actions of Silver State Bancorp’s board of directors and the Plan Committee shall be final, binding, and conclusive for all purposes and upon all persons.

4.2 Delegation of Duties. In its sole discretion, Silver State Bancorp’s board of directors and the Plan Committee may delegate ministerial duties associated with the Plan to any person that it deems appropriate, including an Employee. If Silver State Bancorp becomes subject to the deduction limitations of Internal Revenue Code section 162(m), neither Silver State Bancorp’s board of directors nor the Plan Committee shall delegate a duty it must discharge to comply with the conditions for exemption of performance-based compensation from the deduction limitations of section 162(m).

4.3 Award Agreement. As soon as administratively practical after the date an Award is made, the Plan Committee or Silver State Bancorp’s board of directors shall prepare and deliver an Award Agreement to each affected Participant. The Award Agreement shall –

(a) describe the terms of the Award, including the type of Award and when and how it may be exercised or earned,

(b) state the Exercise Price, if any, associated with the Award,

(c) state how the Award will or may be settled,

(d) if different from the terms of the Plan, describe (x) any conditions that must be satisfied before the Award may be exercised or earned, (y) any objective restrictions placed on the Award and any performance-related conditions and performance criteria that must be satisfied before those restrictions will be released, and (z) any other applicable terms and conditions affecting the Award.

4.4 Restriction on Repricing. Regardless of any other provision of this Plan or an Award Agreement, neither Silver State Bancorp’s board of directors nor the Plan Committee may reprice (as defined under rules of the New York Stock Exchange or The Nasdaq Stock Market) any Award unless the repricing is approved in advance by Silver State Bancorp’s stockholders acting at a meeting.

ARTICLE 5

LIMITS ON STOCK SUBJECT TO AWARDS

5.1 Number of Authorized Shares of Stock. With any adjustments required by section 5.4, the maximum number of shares of Silver State Bancorp common stock that may be subject to Awards under this Plan is 579,810, consisting of shares authorized to be granted under Silver State Bancorp’s 1997 Stock Option Plan, 1998 Stock Option Plan, and 2004 Stock Option Plan, each as amended, that are not subject to outstanding awards under those plans on the date this Plan becomes effective under section 1.2, but excluding any shares subject to awards issued under Silver State Bancorp’s 1997 Stock Option Plan, 1998 Stock Option Plan, or 2004 Stock Option Plan that are subsequently forfeited under the terms of those plans. However, if this Plan is not approved by Silver State Bancorp’s stockholders, Silver State Bancorp’s 1997 Stock Option Plan, 1998 Stock Option Plan, and 2004 Stock Option Plan, each as amended, shall be unaffected and shall remain in effect for the remaining term specified in those plans. The shares of Silver State Bancorp common stock to be delivered under this Plan may consist in whole or in part of treasury stock or authorized but unissued shares not reserved for any other purpose.

5.2 Award Limits and Annual Participant Limits. (a) Award Limits. Of the shares authorized under section 5.1, up to 500,000 may be reserved for issuance under Incentive Stock Options.

(b) Annual Participant Limits. The aggregate number of shares of Silver State Bancorp common stock underlying Awards granted under this Plan to any Participant in any Plan Year (including but not limited to Options and SARs), regardless of whether the Awards are thereafter canceled, forfeited, or terminated, shall not exceed 125,000 shares. This annual limitation is intended to include the grant of all Awards, including but not limited to Awards representing performance-based compensation described in Internal Revenue Code section 162(m)(4)(C). As used in this Plan, the term “Plan Year” means Silver State Bancorp’s fiscal year.

5.3 Share Accounting. (a) As appropriate, the number of shares of Silver State Bancorp common stock available for Awards under this Plan shall be conditionally reduced by the number of shares of Silver State Bancorp common stock subject to any outstanding Award, including the full number of shares underlying SARs.

(b) As appropriate, the number of shares of Silver State Bancorp common stock available for Awards under this Plan shall be absolutely reduced by (x) the number of shares of Silver State Bancorp common stock issued through Option exercises, (y) the number of shares of Silver State Bancorp common stock issued because of satisfaction of the terms of an Award Agreement for Performance Shares or Restricted Stock that, by the terms of the applicable Award Agreement, are to be settled in shares of Silver State Bancorp common stock, and (z) by the full number of shares of Silver State Bancorp common stock underlying an earned and exercised SAIL

(c) As appropriate, shares of Silver State Bancorp common stock subject to an Award that for any reason is forfeited, cancelled, terminated, relinquished, exchanged, or otherwise settled without the issuance of Silver State Bancorp common stock or without payment of cash equal to its Fair Market Value or the difference between the Award’s Fair Market Value and its Exercise Price, if any, may again be granted under the Plan. If the Exercise Price of an Award is paid in shares of Silver State Bancorp common stock, the shares received by Silver State Bancorp shall not be added to the maximum aggregate number of shares of Silver State Bancorp common stock that may be issued under section 5.1.

5.4 Adjustment in Capitalization. If after the date this Plan becomes effective under section 1.2 there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or other similar corporate change affecting Silver State Bancorp common stock, then consistent with the applicable provisions of Internal Revenue Code sections 162(m), 409A, 422, and 424 and associated regulations and to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Plan Committee shall, in a manner the Plan Committee considers equitable, adjust (a) the number of

Awards that may or will be granted to Participants during a Plan Year, (b) the aggregate number of shares of Silver State Bancorp common stock available for Awards under Section 5.1 or subject to outstanding Awards, as well as any share-based limits imposed under this Plan, (c) the respective Exercise Price, number of shares, and other limitations applicable to outstanding or subsequently granted Awards, and (d) any other factors, limits, or terms affecting any outstanding or subsequently granted Awards.

ARTICLE 6

OPTIONS

6.1 Grant of Options. Subject to Article 10 and the terms of the Plan and the associated Award Agreement, at any time during the term of this Plan the Plan Committee may grant Incentive Stock Options and Nonqualified Stock Options to Employees and Silver State Bancorp’s board of directors may grant Nonqualified Stock Options to Directors. Unless an Award Agreement provides otherwise, Options awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code section 409A, and all Option Award Agreements shall be construed and administered consistent with that intention.

6.2 Exercise Price. Except as necessary to implement section 6.6, each Option shall have an Exercise Price per share at least equal to the Fair Market Value of a share of Silver State Bancorp common stock on the date of grant. However, the Exercise Price per share of an Incentive Stock Option shall be at least 110% of the Fair Market Value of a share of Silver State Bancorp common stock on the date of grant for any incentive Stock Option issued to an Employee who, on the date of grant, owns (as defined in Internal Revenue Code section 424(d)) Silver State Bancorp common stock possessing more than 10% of the total combined voting power of all classes of stock (or the combined voting power of any Related Entity), determined according to rules issued under Internal Revenue Code section 422.

6.3 Exercise of Options. Subject to Article 10 and any terms, restrictions, and conditions specified in the Plan and unless specified otherwise in the Award Agreement, Options shall be exercisable at the time or times specified in the Award Agreement, but (x) no Incentive Stock Option may be exercised more than ten years after it is granted, or more than five years after it is granted in the case of an Incentive Stock Option granted to an Employee who on the date of grant owns (as defined in Internal Revenue Code section 424(d)) Silver State Bancorp common stock possessing more than 10% of the total combined voting power of all classes of stock or the combined voting power of any Related Entity, determined under rules issued under Internal Revenue Code section 422, (y) no Nonqualified Stock Option granted to a Director shall be exercisable more than ten years after it is granted, and (z) Nonqualified Stock Options not granted to Directors shall be exercisable for the period specified in the Award Agreement, but not more than ten years after the grant date if no period is specified in the Award Agreement.

6.4 Incentive Stock Options. Despite any provision in this Plan to the contrary –

(a) no provision of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Internal Revenue Code section 422 or, without the consent of the affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment provided by Internal Revenue Code section 421,

(b) the aggregate Fair Market Value of the Silver State Bancorp common stock (determined as of the date of grant) for which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year under all stock option plans of Silver State Bancorp and all Related Entities shall not exceed $100,000 (or other amount specified in Internal Revenue Code section 422(4)), determined under rules issued under Internal Revenue Code section 422, and

(c) no Incentive Stock Option shall be granted to a person who is not an Employee on the date of grant.

6.5 Exercise Procedures and Payment for Options. The Exercise Price associated with each Option must be paid according to procedures described in the Award Agreement. These procedures may allow either of the following payment methods: (x) payment in cash or a cash equivalent or (y) surrender by the Participant of unrestricted shares of Silver State Bancorp common stock he or she has owned for at least six months before the exercise date as partial or full payment of the Exercise Price, either by actual delivery of the shares or by attestation, with each share valued at the Fair Market Value of a share of Silver State Bancorp common stock on the exercise date. In its sole discretion the Plan Committee may withhold its approval for any method of payment for any reason, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment, adverse tax treatment for Silver State Bancorp or the Participant, or a violation of the Sarbanes-Oxley Act of 2002, as amended from time to time, and related regulations and guidance. A Participant may exercise an Option solely by sending to the Plan Committee or its designee a completed exercise notice in the form prescribed by the Plan Committee along with payment, or designation of an approved payment procedure, of the Exercise Price.

6.6 Substitution of Options. In Silver State Bancorp’s discretion, persons who become Employees as a result of a transaction described in Internal Revenue Code section 424(a) may receive Options in exchange for options granted by their former employer or the former Related Entity subject to the rules and procedures prescribed under section 424.

6.7 Rights Associated With Options. A Participant holding an unexercised Option shall have no voting or dividend rights associated with shares underlying the unexercised Option, and the Option shall be transferable solely as provided in section 14.1. Unless otherwise specified in the Award Agreement or as otherwise specifically provided in the Plan, Silver State Bancorp common stock acquired by Option exercise shall have all dividend and voting rights associated with Silver State Bancorp common stock and shall be transferable, subject to applicable federal securities laws, applicable requirements of any national securities exchange or system on which shares of Silver State Bancorp common stock are then listed or traded, and applicable blue sky or state securities laws.

ARTICLE 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms, restrictions, and conditions specified in the Plan and the associated Award Agreement, at any time during the term of this Plan the Plan Committee may grant shares of Restricted Stock to Employees and Silver State Bancorp’s board of directors may grant shares of Restricted Stock to Directors. Restricted Stock may be granted at no cost or at a price per share determined by the Plan Committee or the board of directors, which may be less than the Fair Market Value of a share of Silver State Bancorp common stock on the date of grant.

7.2 Earning Restricted Stock. Subject to the terms, restrictions, and conditions specified in the Plan and the associated Award Agreement and unless otherwise specified in the Award Agreement –

(a) terms, restrictions, and conditions imposed on Restricted Stock granted to Employees and Directors shall lapse as described in the Award Agreement,

(b) during the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined, Restricted Stock and any shares of Silver State Bancorp common stock issuable as a dividend or other distribution on the Restricted Stock shall be held by Silver State Bancorp as escrow agent,

(c) at the end of the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined, the Restricted Stock shall be (x) forfeited if all terms, restrictions, and conditions described in the Award Agreement are not satisfied (with a refund, without interest, of any consideration paid by the Participant), or (y) released from escrow and distributed to the Participant as soon as practicable after the last day of the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined if all terms, restrictions, and conditions specified in the Award Agreement are satisfied. Any Restricted Stock Award relating to a fractional share of Silver State Bancorp common stock shall be rounded to the next whole share when settled.

7.3 Rights Associated With Restricted Stock. During the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined and unless the Restricted Stock Award Agreement specifies otherwise, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Except as otherwise required for compliance with the conditions for exemption of performance-based compensation from the deduction limitations of Internal Revenue Code section 162(m) and except as otherwise required by the terms of the applicable Award Agreement, during the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined each Participant to whom Restricted Stock has been issued may exercise full voting rights associated with that Restricted Stock and shall be entitled to receive all dividends and other distributions on that Restricted Stock; provided, however, that if a dividend or other distribution is paid in the form of shares of Silver State Bancorp common stock, those shares shall also be considered Restricted Stock and shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock to which the dividend or distribution relates.

7.4 Internal Revenue Code Section 83(b) Election. The Plan Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election under Internal Revenue Code section 83(b). If a Participant makes an election under Internal Revenue Code section 83(b) concerning a Restricted Stock Award, the Participant must promptly file a copy of the election with Silver State Bancorp.

ARTICLE 8

PERFORMANCE SHARES

8.1 Generally. Subject to the terms, restrictions, and conditions specified in the Plan and the Award Agreement, the granting or vesting of Performance Shares shall, in the Plan Committee’s sole discretion, be based on achievement of performance objectives derived from one or more of the Performance Criteria specified in section 8.2. Performance Shares may be granted (x) to Covered Officers in a manner that qualifies as performance-based compensation under Internal Revenue Code section 162(m) or (y) to Employees who are not Covered Officers in any manner reasonably determined by the Plan Committee. Unless an Award Agreement provides otherwise, Performance Shares awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code section 409A, and all Performance Share Award Agreements shall be construed and administered consistent with that intention.

8.2 Performance Criteria. (a) Vesting of Performance Shares that are intended to qualify as performance-based compensation under Internal Revenue Code section 162(m) shall be based on one or more or any combination of the following criteria (the “Performance Criteria”) and may be applied solely with reference to Silver State Bancorp, to a Related Entity, to Silver State Bancorp and a Related Entity, or relatively between Silver State Bancorp, a Related Entity, or both and one or more unrelated entities –

1)	net earnings or net income (before or after taxes),

2)	earnings per share,

3)	deposit or asset growth,

4)	net operating income,

5)	return measures (including return on assets and equity),

6)	fee income,

7)	earnings before or after taxes, interest, depreciation and/or amortization,

8)	interest spread,

9)	productivity ratios,

10)	share price, including but not limited to growth measures and total stockholder return,

11)	expense targets,

12)	credit quality,

13)	efficiency ratio,

14)	market share,

15)	customer satisfaction, and

16)	net income after cost of capital.

(b) Vesting of Performance Shares granted to Participants who are not Covered Officers may be based on one or more or any combination of the Performance Criteria listed in section 8.2(a) or on other factors the Plan Committee considers relevant and appropriate.

(c) Different Performance Criteria may be applied to individual Employees or to groups of Employees and, as specified by the Plan Committee, may be based on the results achieved (x) separately by Silver State Bancorp or any Related Entity, (y) by any combination of

Silver State Bancorp and Related Entities, or (z) by any combination of segments, products, or divisions of Silver State Bancorp and Related Entities.

(d) The Plan Committee shall make appropriate adjustments of Performance Criteria to reflect the effect on any Performance Criteria of any stock dividend or stock split affecting Silver State Bancorp common stock, a recapitalization (including without limitation payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or similar corporate change. Also, the Plan Committee shall make a similar adjustment to any portion of a Performance Criterion that is not based on Silver State Bancorp common stock but that is affected by an event having an effect similar to those just described. As permitted under Internal Revenue Code section 162(m), the Plan Committee may make appropriate adjustments of Performance Criteria to reflect a substantive change in an Employee’s job description or assigned duties and responsibilities.

(e) Performance Criteria shall be established in an associated Award Agreement as soon as administratively practicable after the criteria are established, but in the case of Covered Officers no later than the earlier of (x) 90 days after the beginning of the applicable Performance Period and (y) the expiration of 25% of the applicable period in which satisfaction of the applicable Performance Criteria is to be determined.

8.3 Earning Performance Shares. Except as otherwise provided in the Plan or the Award Agreement, at the end of each applicable period in which satisfaction of the Performance Criteria is to be determined, the Plan Committee shall certify that the Employee has or has not satisfied the Performance Criteria. Performance Shares shall then be –

(a) forfeited to the extent the Plan Committee certifies that the Performance Criteria are not satisfied, or

(b) to the extent the Performance Criteria are certified by the Plan Committee as having been satisfied, distributed to the Employee in the form of shares of Silver State Bancorp common stock (unless otherwise specified in the Award Agreement) on or before the later of (x) the 15th day of the third month after the end of the Participant’s taxable year in which the Plan Committee certifies that the related Performance Criteria are satisfied and (y) the 15 th day of the third month after the end of Silver State Bancorp’s taxable year in which the Plan Committee certifies that the related Performance Criteria are satisfied. However, the Performance Shares may be distributed later if Silver State Bancorp reasonably determines that compliance with that schedule is not administratively practical and if the distribution is made as soon as practical.

8.4 Rights Associated with Performance Shares. During the applicable period in which satisfaction of the Performance Criteria is to be determined, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. During the applicable period in which satisfaction of the Performance Criteria is to be determined and unless the Award Agreement provides otherwise, Employees may not exercise voting rights associated with their Performance Shares and all dividends and other distributions paid on Performance Shares shall be held by Silver State Bancorp as escrow agent. At the end of the period in which satisfaction of the applicable Performance Criteria is to be determined, dividends or other distributions held in escrow shall be distributed to the Participant or forfeited as provided in section 8.3. No interest or other accretion will be credited on dividends or other distributions held in escrow. If a dividend or other distribution is paid in the form of shares of Silver State Bancorp common stock, the shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Silver State Bancorp common stock to which the dividend or distribution relates.

ARTICLE 9

STOCK APPRECIATION RIGHTS

9.1 SAR Grants. Subject to the terms of the Plan and the associated Award Agreement, the Plan Committee may grant SARs to Employees at any time during the term of this Plan. Unless an Award Agreement provides otherwise, SARs awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code section 409A, and all SAR Award Agreements shall be construed and administered consistent with that intention.

9.2 Exercise Price. The Exercise Price specified in the Award Agreement shall not be less than 100% of the Fair Market Value of a share of Silver State Bancorp common stock on the date of grant.

9.3 Exercise and Settling of SARs. SARs shall be exercisable according to the terms specified in the Award Agreement. A Participant exercising an SAR shall receive whole shares of Silver State Bancorp common stock or cash (as determined in the Award Agreement) having a value equal to (a) the excess of (x) the Fair Market Value of a share of Silver State Bancorp common stock on the exercise date over (y) the Exercise Price, multiplied by (b) the number of shares of Silver State Bancorp common stock for which the SAR is exercised. The value of any fractional share of Silver State Bancorp common stock produced by this formula shall be settled in cash.

ARTICLE 10

TERMINATION

10.1 Termination for Cause. (a) If a Participant’s employment or director service terminates for Cause or if in Silver State Bancorp’s judgment a basis for termination for Cause exists, all Awards held by the Participant that are outstanding shall be forfeited, regardless of whether the Awards are exercisable and regardless of whether Participant’s employment or director service with Silver State Bancorp or a Related Entity actually terminates, except that Restricted Stock or Performance Shares that have been released from escrow and distributed to the Participant shall not be affected by termination for Cause.

(b) The term “Cause” shall mean one or more of the acts described in this section 10.1. However, Cause shall not be deemed to exist merely because the Participant is absent from active employment during periods of paid time off, consistent with the applicable paid time-off policy of Silver State Bancorp or the Related Entity with which the Participant is employed, as the case may be, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may constitute a Disability, or other period of absence approved by Silver State Bancorp or the Related Entity, as the case may be:

1) an act of fraud; intentional misrepresentation, embezzlement, misappropriation, or conversion by the Participant of the assets or business opportunities of Silver State Bancorp or a Related Entity,

2) conviction of the Participant of or plea by the Participant of guilty or no contest to a felony or a misdemeanor,

3) violation by the Participant of the written policies or procedures of Silver State Bancorp or the Related Entity with which the Participant is employed, including but not limited to violation of Silver State Bancorp’s or the Related Entity’s code of conduct or code of ethics,

4) unless disclosure is inadvertent, disclosure to unauthorized persons of any confidential information not in the public domain relating to Silver State Bancorp’s or a Related Entity’s business, including all processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations, and information relating to the identity and location of all past, present, and prospective customers and suppliers,

5) intentional breach of any contract with or violation of any legal obligation owed to Silver State Bancorp or a Related Entity,

6) dishonesty relating to the duties owed by the Participant to Silver State Bancorp or a Related Entity,

7) the Participant’s willful and continued refusal to substantially perform assigned duties, other than refusal resulting from sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may constitute a Disability,

8) the Participant’s willful engagement in gross misconduct materially and demonstrably injurious to Silver State Bancorp or a Related Entity,

9) the Participant’s breach of any term of this Plan or an Award Agreement,

10) intentional cooperation with a party attempting a Change in Control of Silver State Bancorp, unless Silver State Bancorp’s board of directors approves or ratifies the Participant’s action before the Change in Control or unless the Participant’s cooperation is required by law, or

11) any action that constitutes cause as defined in any written agreement between the Participant and Silver State Bancorp or a Related Entity.

10.2 Termination for any Other Reason. Unless specified otherwise in the Award Agreement or in this Plan and except as provided in section 10.1, the portion of a Participant’s outstanding Award that is unvested and unexercisable when the Participant’s employment or director service terminates shall be forfeited and the portion of any Restricted Stock Award or Performance Share Award that is unvested and held in escrow shall be forfeited. Options and

SARs that are exercisable when termination occurs shall be forfeited if not exercised before the earlier of (x) the expiration date specified in the Award Agreement or (y) 90 days after the termination date.

ARTICLE 11

EFFECT OF A CHANGE IN CONTROL

11.1 Definition of Change in Control. The term “Change in Control” shall have the meaning given in any written agreement between the Employee and Silver State Bancorp or any Related Entity. However, if an Award is subject to Internal Revenue Code section 409A, the term Change in Control shall have the meaning given in section 409A. If an Award is not subject to Internal Revenue Code section 409A and if the term Change in Control is not defined in a written agreement between the Employee and Silver State Bancorp or a Related Entity, section 1.2 shall constitute a Change in Control –

(a) Change in Board Composition. If individuals who constitute Silver State Bancorp’s board of directors on the date this Plan becomes effective under section 1.2 (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the board of directors. A person who becomes a director after the date this Plan becomes effective and whose election or nomination for election is approved by a vote of at least two-thirds (2/3) of the Incumbent Directors on the board of directors shall be deemed to be an Incumbent Director. The necessary two-thirds approval may take the form of a specific vote on that person’s election or nomination or approval of Silver State Bancorp’s proxy statement in which the person is named as a nominee for director, without written objection by Incumbent Directors to the nomination. A person elected or nominated as a director of Silver State Bancorp initially as the result of an actual or threatened director-election contest or any other actual or threatened solicitation of proxies by or on behalf of any person other than Silver State Bancorp’s board of directors shall never be considered an Incumbent Director, unless at least two-thirds (2/3) of the Incumbent Directors specifically vote to treat that person as an Incumbent Director.

(b) Significant Ownership Change. If any person directly or indirectly is or becomes the beneficial owner of securities whose combined voting power in the election of Silver State Bancorp’s directors is –

1) 50% or more of the combined voting power of all of Silver State Bancorp’s outstanding securities eligible to vote for the election of Silver State Bancorp directors,

2) 25% or more, but less than 50%, of the combined voting power of all of Silver State Bancorp’s outstanding securities eligible to vote in the election of Silver State Bancorp’s directors, except that an event described in this paragraph (b)(2) shall not constitute a Change in Control if it is the result of any of the following acquisitions of Silver State Bancorp’s securities –

(a) by Silver State Bancorp or a Related Entity, reducing the number of Silver State Bancorp securities outstanding (unless the person thereafter becomes the beneficial owner of additional securities that are eligible to vote in the election of Silver State Bancorp directors, increasing the person’s beneficial ownership by more than one percent),

(b) by or through an employee benefit plan sponsored or maintained by Silver State Bancorp or a Related Entity and described (or intended to be described) in Internal Revenue Code section 401(a),

(c) by or through an equity compensation plan maintained by Silver State Bancorp or a Related Entity, including this Plan and any program described in Internal Revenue Code section 423,

(d) by an underwriter temporarily holding securities in an offering of securities,

(e) in a Non-Control Transaction, as defined in section 11.1(c), or

(f) in a transaction (other than one described in section 11.1(c)) in which securities eligible to vote in the election of Silver State Bancorp directors are acquired from Silver State Bancorp, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition shall not constitute a Change in Control.

(c) Merger. Consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving Silver State Bancorp or a Related Entity requiring approval of Silver State Bancorp’s stockholders, whether for the transaction or for the issuance of securities in the transaction (a “Business Combination”), unless immediately after the Business Combination -

1) more than 50% of the total voting power of either (x) the corporation resulting from consummation of the Business Combination (the “Surviving Corporation”) or, if applicable, (y) the ultimate parent corporation that directly or indirectly beneficially owns 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”) is represented by securities that were eligible to vote in the election of Silver State Bancorp directors and that were outstanding immediately before the Business Combination (or, if applicable, represented by securities into which the Silver State Bancorp securities were converted in the Business Combination), and that voting power among the holders thereof is in substantially the same proportion as the voting power of securities eligible to vote in the election of Silver State Bancorp directors among the holders thereof immediately before the Business Combination,

2) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation or any employee stock benefit trust created by the Surviving Corporation or the Parent Corporation) directly or indirectly is or becomes the beneficial owner of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and

3) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors when the initial agreement providing for the Business Combination was approved by Silver State Bancorp’s board of directors.

A Business Combination satisfying all of the criteria specified in clauses (1), (2), and (3) of this section 11.1(c) shall constitute a “Non-Control Transaction,” or

(d) Sale of Assets. If Silver State Bancorp’s stockholders approve a plan of complete liquidation or dissolution of Silver State Bancorp or a sale of all or substantially all of its assets, but in any case only if Silver State Bancorp’s assets are transferred to an entity not owned directly or indirectly by Silver State Bancorp or its stockholders.

11.2 Effect of Change in Control. If a Change in Control occurs, the Plan Committee shall have the right in its sole discretion to –

(a) accelerate the exercisability of any or all Options or SARs, despite any limitations contained in the Plan or Award Agreement,

(b) accelerate the vesting of Restricted Stock, despite any limitations contained in the Plan or Award Agreement,

(c) accelerate the vesting of Performance Shares, despite any limitations contained in the Plan or Award Agreement,

(d) cancel any or all outstanding Options, SARs, and Performance Shares in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property, or any combination thereof that the holder of the Option, SAR, or Performance Share would have received upon consummation of the Change-in-Control transaction (the “Acquisition Consideration”) had the Option, SAR, or Performance Share been exercised or converted into shares of Silver State Bancorp common stock before the transaction, less the applicable exercise or purchase price,

(e) cause the holders of any or all Options, SARs, and Performance Shares to have the right during the term of the Option, SAP, or Performance Share to receive upon exercise the Acquisition Consideration receivable upon consummation of the transaction by a holder of the number of shares of Silver State Bancorp common stock that might have been obtained upon exercise or conversion of all or any portion thereof, less the applicable exercise or purchase price therefor, or to convert the Stock Option, SAR, or Performance Share into a stock option, appreciation right, or performance share relating to the surviving or new corporation in the transaction, or

(f) take such other action as it deems appropriate to preserve the value of the Award to the Participant.

The Plan Committee may provide for any of the foregoing actions in an Award Agreement in advance, may provide for any of the foregoing actions in connection with the Change in Control, or both. Alternatively, the Plan Committee shall also have the right to require any purchaser of Silver State Bancorp’s assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence as such purchaser may determine to be appropriate or desirable. The manner of application and interpretation of the provisions of this section 11.2 shall be determined by the Plan Committee in its sole and absolute discretion. Despite any provision of this Plan or an Award Agreement to the contrary, a Participant shall not be entitled to any amount under this Plan if he or she acted in concert with any person to effect a Change in Control, unless the Participant acted at the specific direction of Silver State Bancorp’s board of directors and in his or her capacity as an employee of Silver State Bancorp or any Related Entity. For purposes of this Plan the term “person” shall be as defined in section 3(a)(9) and as used in sections 13(d)(3) and 14(d) (2) of the Securities Exchange Act of 1934, and the terms “beneficial owner” and “beneficial ownership” shall have the meaning given in the Securities and Exchange Commission’s Rule 13d-3 under the Securities Exchange Act of 1934.

ARTICLE 12

AMENDMENT, MODIFICATION, AND TERMINATION OF THIS PLAN

Silver State Bancorp may terminate, suspend, or amend the Plan at any time without stockholder approval, unless stockholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule or regulation, (b) the Internal Revenue Code, which requirements may include qualification of an Award as performance-based compensation under Internal Revenue Code section 162(m), or (c) any securities exchange, market, or other quotation system on or through which Silver State Bancorp’s securities are listed or traded. However, no Plan amendment shall (x) result in the loss of a Plan Committee members’ status as a “non-employee director,” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule or regulation, (y) cause the Plan to fail to satisfy the requirements imposed by Rule 16b-3, or (z) without the affected Participant’s consent (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification, or termination. Despite any provision in the Plan, including this Article 12, to the contrary, Silver State Bancorp shall have the right to amend the Plan and any Award Agreements without additional consideration to affected Participants if amendment is necessary to avoid penalties arising under Internal Revenue Code section 409A, even if the amendment reduces, restricts, or eliminates rights granted under the Plan, the Award Agreement, or both before the amendment.

ARTICLE 13

ISSUANCE OF SHARES AND SHARE CERTIFICATES

13.1 Issuance of Shares. Silver State Bancorp shall issue or cause to be issued shares of its common stock as soon as practicable upon exercise or conversion of an Award that is payable in shares of Silver State Bancorp common stock. No shares shall be issued until full payment is made, if payment is required by the terms of the Award. Until a stock certificate evidencing the shares is issued, no right to vote or receive dividends or any other rights as a stockholder shall exist for the shares of Silver State Bancorp common stock to be issued, despite the exercise or conversion of the Award payable in shares. Issuance of a stock certificate shall be evidenced by the appropriate entry on the books of Silver State Bancorp or of a duly authorized transfer agent of Silver State Bancorp.

13.2 Delivery of Share Certificates. Silver State Bancorp shall not be required to issue or deliver any certificates until all of the following conditions are fulfilled –

(a) payment in full for the shares and for any tax withholding,

(b) completion of any registration or other qualification of the shares the Plan Committee in its discretion deems necessary or advisable under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body,

(c) if Silver State Bancorp common stock is listed on a stock exchange or The Nasdaq Stock Market, admission of the shares to listing on the stock exchange or the Nasdaq Stock Market,

(d) if the offer and sale of shares of Silver State Bancorp common stock is not registered under the Securities Act of 1933, qualification of the offer and sale as a private placement under the Securities Act of 1933 or qualification under another registration exemption under the Securities Act of 1933,

(e) obtaining any approval or other clearance from any Federal or state governmental agency the Plan Committee in its discretion determines to be necessary or advisable, and

(f) the Plan Committee is satisfied that the issuance and delivery of shares of Silver State Bancorp common stock under this Plan complies with applicable Federal, state, or local law, rule, regulation, or ordinance or any rule or regulation of any other regulating body, for which the Plan Committee may seek approval of Silver State Bancorp’s counsel.

13.3 Applicable Restrictions on Shares. Shares of Silver State Bancorp common stock issued may be subject to such stock transfer orders and other restrictions as the Plan Committee may determine are necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The Nasdaq Stock Market or any stock exchange upon which Silver State Bancorp common stock is listed, and any other applicable Federal or state law. Certificates for the common stock may bear any restrictive legends the Plan Committee considers appropriate.

13.4 Book Entry. Instead of issuing stock certificates evidencing shares, Silver State Bancorp may use a “book entry” system in which a computerized or manual entry is made in the records of Silver State Bancorp to evidence the issuance of shares of Silver State Bancorp common stock. Silver State Bancorp’s records are binding on all parties, unless manifest error exists.

ARTICLE 14

MISCELLANEOUS

14.1 Assignability. Except as described in this section or as provided in section 14.2, an Award may not be transferred except by will or the laws of descent and distribution, and an Award may be exercised during the Participant’s lifetime solely by the Participant or the Participant’s guardian or legal representative. However, with the permission of the Plan Committee a Participant or a specified group of Participants may transfer Awards other than Incentive Stock Options to a revocable inter vivos trust of which the Participant is the settlor, or may transfer Awards other than Incentive Stock Options to a member of the Participant’s immediate family, a revocable or irrevocable trust established solely for the benefit of the

Participant’s immediate family, a partnership or limited liability company whose only partners or members are members of the Participant’s immediate family, or an organization described in Internal Revenue Code section 501(c)(3). An Award transferred to one of these permitted transferees shall continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Plan Committee. A permitted transferee may not retransfer an Award except by will or the laws of descent and distribution, and the transfer by will or by the laws of descent and distribution must be a transfer to a person who would be a permitted transferee according to this section 14.1.

14.2 Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Beneficiaries may be named contingently or successively. Unless otherwise provided in the beneficiary designation, each designation made shall revoke all prior designations made by the same Participant. A beneficiary designation must be made on a form prescribed by the Plan Committee and shall not be effective until filed in writing with the Plan Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary shall be his or her surviving spouse or, if none, the deceased Participant’s estate. None of Silver State Bancorp, its board of directors, or the Plan Committee is required to infer a beneficiary from any other source. The identity of a Participant’s designated beneficiary shall be based solely on the information included in the latest beneficiary designation form completed by the Participant and shall not be inferred from any other evidence.

14.3 No Implied Rights to Awards or Continued Services. No potential participant has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of participants under this Plan. Nothing in the Plan shall or shall be construed to guarantee that any Participant will receive a future Award. Neither this Plan nor any Award shall be construed as giving any individual any right to continue as an Employee or director of Silver State Bancorp or a Related Entity. Neither the Plan nor any Award shall constitute a contract of employment, and Silver State Bancorp expressly reserves to itself and all Related Entities the right at any time to terminate employees free from liability or any claim under this Plan, except as may be specifically provided in this Plan or in an Award Agreement.

14.4 Tax Withholding. (a) Silver State Bancorp shall withhold from other amounts owed to the Participant or require a Participant to remit to Silver State Bancorp an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award, exercise, or cancellation of an Award or purchase of Stock. If these amounts are not to be withheld from other payments due to the Participant or if there are no other payments due to the Participant, Silver State Bancorp shall defer payment of cash or issuance of shares of Stock until the earlier of (x) 30 days after the settlement date, or (y) the date the Participant remits the required amount.

(b) If the Participant does not remit the required amount within 30 days after the settlement date, Silver State Bancorp shall permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state, and local income, wage, and employment taxes, distributing the balance to the Participant.

(c) In its sole discretion, which may be withheld for any reason or for no reason, the Plan Committee may permit a Participant to reimburse Silver State Bancorp for this tax withholding obligation through one or more of the following methods, subject to conditions the Plan Committee establishes –

1) having shares of Stock otherwise issuable under the Plan withheld by Silver State Bancorp, but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal, and local income, employment, and wage tax laws,

2) delivering to Silver State Bancorp previously acquired shares of Silver State Bancorp common stock that the Participant has owned for at least six months,

3) remitting cash to Silver State Bancorp, or

4) remitting a personal check immediately payable to Silver State Bancorp.

14.5 Indemnification. Each individual who is or was a member of Silver State Bancorp’s board of directors or Plan Committee shall be indemnified and held harmless by Silver State Bancorp against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a director of Silver State Bancorp or as a Plan Committee member and against and from any and all amounts paid, with Silver State Bancorp’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Silver State Bancorp director or as a Plan Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Silver State Bancorp director or as a Plan Committee member, but only if he or she gives Silver State Bancorp an opportunity at its expense to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under Silver State Bancorp’s organizational documents, by contract, as a matter of law, or otherwise.

14.6 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of Silver State Bancorp to establish other plans or to pay compensation to its employees or directors in cash or property in a manner not expressly authorized under the Plan.

14.7 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws, other than laws governing conflict of laws, of the State of Nevada. This Plan is not intended to be governed by the Employee Retirement Income Security Act of 1974, and the Plan shall be construed and administered in a manner that is consistent with that intention.

14.8 No Impact on Benefits. Plan Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in benefit calculations.

14.9 Securities and Exchange Commission Rule 16b-3. The Plan is intended to comply with all applicable conditions of Securities and Exchange Commission Rule 16b-3 under the Securities Exchange Act of 1934, as that rule may be amended from time to time. All transactions involving a Participant who is subject to beneficial ownership reporting under section 16(a) of the Securities Exchange Act of 1934 shall be subject to the conditions set forth in Rule 16b-3, regardless of whether the conditions are expressly set forth in this Plan, and any provision of this Plan that is contrary to Rule 16b-3 shall not apply to that Participant.

14.10 Internal Revenue Code Section 162(m). On the date this Plan becomes effective under section 1.2, Silver State Bancorp will not have a class of equity securities required to be registered under section 12 of the Securities Exchange Act of 1934, and therefore on that date Silver State Bancorp will not be subject to the deduction limitations of Internal Revenue Code section 162(m). Nevertheless, the Plan is intended to comply with applicable requirements of section 162(m) for exemption of performance-based compensation from the deduction limitations of section 162(m). Unless the Plan Committee expressly determines otherwise, any provision of this Plan that is contrary to those section 162(m) exemption requirements shall not apply to an Award that is intended to qualify for the exemption for performance-based compensation.

14.11 Successors. All obligations of Silver State Bancorp under Awards granted under this Plan are binding on any successor to Silver State Bancorp, whether as a result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of Silver State Bancorp.

14.12 Severability. If any provision of this Plan or the application thereof to any person or circumstances is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

14.13 No Golden Parachute Payments. Despite any provision in this Plan or in an Award Agreement to the contrary, Silver State Bancorp shall not be required to make any payment under this Plan or an Award Agreement that would be a prohibited golden parachute payment within the meaning of section 18(k) of the Federal Deposit Insurance Act.

This 2006 Omnibus Equity Plan of Silver State Bancorp was adopted by Silver State Bancorp’s board of directors on July 26, 2006. This 2006 Omnibus Equity Plan was thereafter approved by stockholders of Silver State Bancorp at a special meeting held on                     , 2006.